SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FIRST AMENDED
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 7, 2004

TRADING SOLUTIONS.COM, INC.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)

333-85787
(Commission File Number)

88-0425691
(IRS Employer Identification Number)

2469 E. 7000 S., #214, Salt Lake City, Utah 84121
(Address of principal executive offices, including zip code)

(801) 274-1011
(Registrant's telephone Number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Introduction . This First Amended Form 8K shall amend a Form 8K previously filed with the SEC on April 6, 2004.

Item 5. Other Events and Required FD Disclosure.

On March 5, 2004, the Registrant executed a definitive Agreement and Plan of Merger ("Agreement") with Chembio Diagnostic Systems, Inc. ("Chembio"), a Delaware corporation, based in Medford, New York.

The Agreement provides for several significant closing conditions, including financing requirements and audit and financial statement requirements.

With respect to financing requirements, the Agreement calls for: (a) an $800,000.00 convertible note financing to be completed (the "Bridge"); and (b) the financing of an additional amount of debt and/or equity equal to no less than $1,500,000.00 (the "Series A") to be completed. (The above described Bridge and Series A shall hereinafter collectively be referred to as "Financings".) To date, Chembio has completed a $1,000,000.00 Bridge financing.

If the merger is consummated, the current stockholders of the Registrant will own not less than 8.3% of the post-Chembio transaction TSUN, subsequent to the merger.

About Chembio Diagnostic Systems, Inc.:

Chembio researches, develops and manufactures a variety of rapid test diagnostic products for diseases and other conditions. Its products are single-use and require no special equipment or training, providing results in minutes. Chembio’s current focus is on gaining FDA approval and obtaining distribution for its existing HIV rapid test products. Chembio has several other diagnostic test products under collaborative development and manufacturing agreements, including products related to Tuberculosis, Mad Cow Disease and Dental disease.

Chembio HIV Rapid Test Products. Chembio's Sure Check® HIV rapid test eliminates the need for a separate sample collection system which improves ease of use and safety. Chembio’s other HIV rapid test, HIV Stat-Pak, while not as simple as the Sure-Check®, is value priced, flexible and easy to use. Both of Chembio's HIV tests use a standardized test strip which Chembio developed using patented materials and proprietary know-how.

Chembio is presently seeking FDA approval for its HIV products. Chembio currently expects that FDA approval could come as early as the 4th Quarter of 2004.

Chembio TB Products. Chembio's TB tests are being designed to significantly increase the accuracy of existing TB testing protocols. The Chembio TB product will be marketed outside the US, which is where all the demand is for this type of product. Therefore, with respect to TB, Chembio's strategy is to initially forgo US FDA approval and to instead have the product evaluated in developing countries by governments and public health agencies.

Chembio's other proprietary products include the only FDA cleared rapid Lyme disease test, distributed by Wampole Laboratories. Chembio also manufactures private label pregnancy tests.

Proprietary Technology. Chembio possesses a number of proprietary technologies in the area of test formulation and manufacturing, and in reagents, which it has licensed for use in its products.

Distribution Channels. Chembio is seeking to participate in national and international public health markets by partnering with global companies committed to these markets and with organizations such as the CDC, WHO and other public health agencies. For example, Chembio recently signed an agreement with Bio-Manguinhos, which is the largest Brazilian manufacturer of vaccines and is an affiliated entity of the Brazilian Ministry of Health. This collaboration will provide Bio-Manguinhos with Chembio's support to have a Brazilian made product to serve its population, which is what the Brazilian Health Ministry and National Aids Control Organization in Brazil requested of them.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

TRADING SOLUTIONS.COM INC.
Date: April 7, 2004  By: /s/ Mark L. Baum
Mark L. Baum
President, Chief Executive Officer and Chairman of the Board